EXHIBIT 99.4

                             CONE MILLS CORPORATION

                     Exchange Offer and Consent Solicitation
   Outstanding 8-1/8% Debentures Due March 15, 2005 of Cone Mills Corporation
                                  Exchanged for
     Common Stock and 11% Secured Subordinated Debentures Due March 15, 2005


                                                       _______________ ___, 2000

To Our Clients:

            Enclosed for your consideration is a Prospectus and Consent Solicitation (the "Prospectus") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and together with the Prospectus, the "Exchange Offer"), relating to the offer by Cone Mills Corporation ("Cone"), a North Carolina corporation, to exchange Cone common stock or a combination of 11% Secured Subordinated Debentures Due March 15, 2005 of Cone (the "11% debentures") and shares of Cone common stock for outstanding 8-1/8% Debentures Due March 15, 2005 of Cone (the "8-1/8% debentures"). In conjunction with the Exchange Offer, Cone is soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the indenture under which the 8-1/8% debentures were issued and to release the debentureholders' interest in the collateral securing the 8-1/8% debentures.

            The total consideration available for each $1,000 principal amount
of the 8-1/8% debentures tendered in the Exchange Offer is (1)       shares of
Cone common stock or (2) $1,000 principal amount of 11% debentures and 10 shares of Cone common stock. Holders of 8-1/8% debentures ("Holders") may elect to receive either common stock or a new debenture and 10 shares of common stock for each $1,000 principal amount of 8-1/8% debentures held. Holders of more than $1,000 in aggregate principal amount of 8-1/8% debentures need not make the same election for each $1,000 principal amount of 8-1/8% debentures. For example, if a Holder of $100,000 aggregate principal amount of 8-1/8% debentures chooses to tender such 8-1/8% debentures in the exchange offer, such Holder may elect to receive common stock for $65,000 of its 8-1/8% debentures and a combination of new 11% debentures and common stock for the remaining $35,000 of its 8-1/8% debentures. A Holder who elects to tender any of its 8-1/8% debentures in the exchange offer must tender all of its 8-1/8% debentures.

            THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________________, 2000 UNLESS EXTENDED (SUCH TIME ON SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS WHO DESIRE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION MUST VALIDLY CONSENT TO THE PROPOSED AMENDMENTS (INCLUDING THE RELEASE OF THE COLLATERAL


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SECURING THE 8-1/8% DEBENTURES) AND MUST TENDER ALL OF THEIR 8-1/8% DEBENTURES
PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE. CONSENTS MAY BE REVOKED ONLY PRIOR TO THE EXPIRATION DATE. REVOCATION OF CONSENT WILL RENDER THE HOLDER'S TENDER OF 8-1/8% DEBENTURES DEFECTIVE, AND, UNLESS CONE WAIVES THAT DEFECT, THE HOLDER WILL NOT BE ELIGIBLE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION FOR THE HOLDER'S 8-1/8% DEBENTURES. TENDERS OF 8-1/8% DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

            Holders (as defined in the Indenture) who desire to tender their 8-1/8% debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration are required to consent to the Proposed Amendments with respect to such 8-1/8% debentures, including the release of the collateral securing the 8-1/8% debentures. Holders must tender all of their 8-1/8% debentures to accept the Exchange Offer and receive the Exchange Offer consideration. The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the tender of 8-1/8% debentures will constitute a Consent to the Proposed Amendments with respect to such 8-1/8% debentures.

            This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of 8-1/8% debentures carried by us for your account or benefit but not registered in your name. A tender of any 8-1/8% debentures and delivery of the related Consent with respect to any 8-1/8% debentures may only be made by us as the Registered Holder and pursuant to your instructions. Therefore, Cone urges beneficial owners of 8-1/8% debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Registered Holder promptly if they wish to tender 8-1/8% debentures pursuant to the Exchange Offer or deliver Consents pursuant to the Consent Solicitation.

            Accordingly, we request instructions as to whether you wish us to tender and deliver consent with respect to all, and not less than all, of the 8-1/8% debentures held by us for your account. We urge you to read carefully the Prospectus, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to tender your 8-1/8% debentures and to deliver the related Consents with respect to such 8-1/8% debentures or to deliver Consents with respect to such 8-1/8% debentures without tendering such 8-1/8% debentures.

            Your instructions to us should be forwarded as promptly as possible to permit us to tender 8-1/8% debentures and deliver the related Consents on your behalf in accordance with the provisions of the Exchange Offer and the Consent Solicitation.

            PLEASE NOTE THAT TENDERS OF 8-1/8% DEBENTURES AND DELIVERY OF CONSENTS MUST BE RECEIVED BY THE EXCHANGE AGENT BY THE EXPIRATION DATE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION.

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

            Tenders of 8-1/8% debentures may be withdrawn at any time prior to or on the Expiration Date but the Exchange Offer consideration shall not be payable in respect of the 8-1/8% debentures so withdrawn. A valid withdrawal of 8-1/8% debentures will constitute the concurrent valid revocation of such Holder's related Consent.

            Consents may be revoked only at any time prior to the Expiration Date, but a valid revocation of a Consent will also constitute a withdrawal of the 8-1/8% debentures, unless waived by Cone.

            Your attention is directed to the following:

                1. The Exchange Offer is for all 8-1/8% debentures that are outstanding. Tender of less than all of your 8-1/8% debentures will render our tender of your debentures defective, and, unless Cone waives that defect, you will not be eligible to receive the Exchange Offer consideration for your 8-1/8% debentures.

                2. Holders who desire to tender their 8-1/8% debentures pursuant to the Exchange Offer are required to consent to the Proposed Amendments, including the release of the collateral securing the 8-1/8% debentures.

                3. If you desire us to tender your 8-1/8% debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of 8-1/8% debentures on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

                4. Cone's obligation to pay the Exchange Offer consideration for tendered 8-1/8% debentures is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation - Conditions to the Exchange Offer and Consent Solicitation."

            If you wish to have us tender all, and not less than all, of your 8-1/8% debentures held by us for your account or benefit and deliver your Consent pursuant to the Exchange Offer and Consent Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. You will receive the Exchange Offer consideration only if you consent to the Proposed Amendments and direct us to tender your 8-1/8% debentures. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender 8-1/8% debentures held by us and registered in our name for your account or to deliver Consents.

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                                    LETTER OF
                       INSTRUCTIONS FROM BENEFICIAL OWNER
                     TO REGISTERED HOLDER OR DTC PARTICIPANT

            The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation of Cone with respect to the 8-1/8% debentures. The undersigned is aware that to accept the Exchange Offer and make a valid tender of 8-1/8% debentures, Holders must also consent to the Proposed Amendments as defined and explained in the Prospectus. By completion, execution, and delivery of this Consent, the undersigned hereby consent(s) to the Proposed Amendments (including the waiver of the collateral securing the 8-1/8% debentures), pursuant to the terms of and conditions set forth in the Prospectus and Consent Solicitation dated _______________, 2000, and the Consent and Letter of Transmittal.

            This will instruct you to tender and make the election as to Exchange Offer consideration for the principal amount of 8-1/8% debentures indicated below held by you for the account or benefit of the undersigned and to deliver the undersigned's consent with respect to the principal amount of 8-1/8% debentures indicated below, pursuant to the terms of and conditions set forth in the Prospectus and Consent Solicitation dated _______________, 2000, and the Consent and Letter of Transmittal.



                     Certificate                     Aggregate Principal
                      Number(s)                     Amount(s) Represented
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Total Principal Amount of
         8-1/8% Debentures held by Registered
         Holder or DTC Participant on Behalf of
         Beneficial Owner
         -----------------------------------------------------------------------

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Election as to Form of Consideration.
------------------------------------

         a. |_| I want you to tender ALL of the 8-1/8% debentures held by you for my account or benefit in exchange for ________ shares of Cone common stock for each $1,000 principal amount of 8-1/8% debentures so held.

         b. |_| I want you to tender ALL of the 8-1/8% debentures held by you for my account or benefit in exchange for $1,000 principal amount of 11% debentures and 10 shares of Cone common stock for each $1,000 principal amount of 8-1/8% debentures so held.

         c. |_| I want you to tender the 8-1/8% debentures held by you for my account or benefit and to make a mixed election as to form of consideration.

                  (1) The principal amount of 8-1/8% debentures for which I instruct you to elect to receive only shares of Cone common stock is: ___________________

                  (2) The principal amount of 8-1/8% debentures for which I instruct you to elect to receive shares of Cone common stock and 11% debentures is: ___________________

                  (3) The total principal amount for which I am making this mixed election is: (This amount is the total of Items c(1) and c(2) above and must be equal to the total principal amount of the 8-1/8% debentures held on the undersigned's behalf as indicated above.)
                        ___________________

 PLEASE SIGN HERE


 _______________________________________________________________________________
                                  Signature(s)

 _______________________________________________________________________________
                             Name(s) (Please Print)

 _______________________________________________________________________________
                                     Address

 _______________________________________________________________________________
                                    Zip Code

 _______________________________________________________________________________
                          Area Code and Telephone No.

 _______________________________________________________________________________
                   Tax Identification or Social Security No.

 _______________________________________________________________________________
                           My Account Number With You

 _______________________________________________________________________________
                                      Date

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